EXHIBIT 99.2

Alternus Energy Reports Third Quarter 2019 Results and Files its

First Quarterly Report with the Securities and Exchange Commission

Q3 Revenue Increased 22% Year-Over-Year

Gross Margin Improved to 75.3% Due to Better Revenue Mix

NEW YORK, NY, Accesswire - November 19, 2019 - Alternus Energy Inc. (OTC: ALTN,) a global renewable energy company, today announced its financial results for the third quarter ended September 30, 2019.

Key Financial Highlights for Q3 2019:

•	Revenues increased by 22% to $0.993 million
•	Gross profit increased by 71% to $0.748 million
•	Gross margin improved to 75%, up from 54%
•	Adjusted EBITDA ( a non-GAAP measurement) declined to a loss of $0.132 million from a positive $0.212 million in 2018

Key Business Highlights for Q3 2019:

•	Filed a SEC Form 10 on August 13 to become a SEC reporting company
•	Filed first SEC Form 10-Q with SEC for three and nine months ended September 30, 2019

“We are very pleased with our strong third quarter results year-over-year, led by favorable trends in a number of key metrics and underpinning our growth strategy. Our current installed revenue generating capacity of 15.3MW in Germany, Italy and Romania, is up 50% from year end 2018. The acquisition of 4.1MW of operating parks in Italy during the second quarter of this year plus improved gross margins in Romania along with certain of our German parks commencing operations all served to improved revenues and gross profit year-over-year. The additional 13.7MW of projects that are under construction and are expected to become revenue generating throughout 2020 delivering over 20 years of income to the group,” commented Vincent Browne, Alternus Energy’s Chief Executive Officer, President and Chairman.

“We remain excited about our growing pipeline of additional opportunities as we push towards our next milestone of 100MWs of owned energy assets. Our finance team is working tirelessly to continue sourcing capital atattractive low interest rates which enables our business to grow to maximize benefits to our shareholders. Finally, we are proud to have become SEC compliant with this being our first quarterly 10Q filing and we look forward to the increased transparency and communications with our shareholders and prospective shareholders that comes along with becoming a fully reporting U.S. listed public company,” concluded Mr. Browne.

Our management commentary from our 10-Q is included in Exhibit 1, and our financial statements are included in Exhibit 2.

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Use of Non-GAAP Financial Measures:

To supplement Alternus’s financial statements presented on a GAAP basis, Alternus provides Adjusted EBITDA as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA, Adjusted EBITDA as non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, plus costs relating to acquisitions of additional assets that are not capitalized under US GAAP, plus the change in fair value of derivative liabilities, plus any loss on disposal of assets, and less any goodwill payments on acquisition. Our management uses EBITDA, and Adjusted EBITDA, as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Alternus Energy Inc.

Alternus Energy is a global independent power producer (“IPP”). We co-develop, own and operate solar PV parks that connect directly to national power grids. Our current revenue streams are generated from long-term, government-mandated, fixed price supply contracts with terms of between 15-20 years in the form of government Feed-In-Tariffs (“FiT”) and other energy incentives. Our current contracts deliver annual revenues, of which approximately 75% are generated from these sources with the remaining 25% deriving from revenues generated under contracted Power Purchase Agreements (“PPA”) with other energy operators and by sales to the general energy market in the countries we operate. In general, these contracts generate an average sales rate for every kWh of green energy produced by our solar parks. Our current focus is on the European solar PV market. However, we are also actively exploring opportunities in other countries outside of Europe. For further information please go to: www.AlternusEnergy.com

Forward Looking Statement

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “may,” "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," “potential” and similar statements. All statements other than statements of historical fact in this press release are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties. Further information regarding these and other risks is included in the Company's filings with the OTC and the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact:

p 212-220-7434

contact@alternusenergy.com

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EXHIBIT 1

Financial Results for the Three Months Ended September 30, 2019:

Revenue for the three months ended September 30, 2019 was $993,005, a 22% increase compared to $811,738 for the three months ended September 30, 2018. The increase is driven exclusively by the long term contracted revenues generated from the additional solar parks we acquired in 2019.

	For the Three Months Ended September 30,
Net Revenue, by Offtake Type	2019	2018
Feed in Tariff – (Government Mandated Contracts)	$694,331	$273,478
Green Certificates – (Energy subsidies)	227,157	194,519
Energy Offtake Agreements (with local utility companies)	71,517	343,741
Total	$993,005	$811,738

Gross profit for the three months ended September 30, 2019 was $747,812, compared to $437,329 for the three months ended September 30, 2018. The resulting gross margin improved to 75.3% for the three months ended September 30, 2019, from 53.9% for the three months ended September 30, 2018, reflecting the higher margin revenue mix. In January of 2019, we executed a new operations and maintenance agreement with Baywa, which lowered our operations and maintenance cost in Romania.

Selling, general and administrative expenses for the three months ended September 30, 2019 were $926,514, an increase of $701,184, compared to $225,330 for the three months ended September 30, 2018. The primary reason for the increase was the addition of key executive manangement and eight new team members and associated costs during the twelve months period along with $134,073 in non-cash stock compensation costs, and accounting and consulting fees of $272,066 related to our audits and Form 10.

Depreciation and amortization for the three months ended September 30, 2019 was $344,980, an increase of $192,901, compared to $152,079 for the three months ended September 30, 2018. The increase is directly related to larger amount of assests now owned.

Operating loss for the three months ended September 30, 2019 was $523,682, an increase of $231,879, compared to $291,803 for the three months ended September 30, 2018, primarily reflecting the increased selling, general and administrative expenses.

Interest expense for the three months ended September 30, 2019 was $563,812, an increase of $423,186, compared to $140,626 for the three months ended September 30, 2018. This increase is primarily due to short-term borrowings used to acquire the 4MW’s of Italian parks plus charges for warrants and banking fees related to these financings. ALTN expects to refinance this short term debt in Q4 2019 with project finance debt that will be amortized over twelve years at low cost interest expected to be circa 2.5% per annum.

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Other expenses for the three months ended September 30, 2019 totaled $87,442 in expense, compared to $0 for the three months ended September 30, 2018, the expense was due to the change in foreign currency valuation related to the bargain purchase gain.

Net loss for the three months ended September 30, 2019 was $1,174,936, an increase of $742,507, compared to a net loss of $432,429 for the three months ended September 30, 2018. The resulting EPS loss per share for the three months ended September 30, 2019 was ($0.01) per diluted share, compared to an EPS loss of ($0.01) per diluted share for the three months ended September 30, 2018.

Adjusted EBITDA (a non-GAAP measurement) for the three months ended September 30, 2019 was negative $(132,701), compared to an positive $211,999 for the three months ended September 30, 2018.

	For the Three Months Ended
	September 30, 2019	September 30, 2018
Net (Loss)	$(1,174,936)	$(432,429)
Depreciation and amortization	344,980	152,079
Interest expense	563,812	140,626
EBITDA	(266,144)	(139,724)

Adjustments to EBITDA:
Stock based compensation	134,073	-
Acquistions cost not capitalized	-	-
Loss on disposal	-	351,723
Adjusted EBITDA	$(132,071)	$211,999

Financial Results for the Nine Months Ended September 30, 2019:

Revenue for the nine months ended September 30, 2019 was $2,296,964, a 3% increase compared to $2,222,437 to the same period last year. Geographic breakdown of revenue for the nine months ended September 30, 2019 was $1,397,061 in Italy, $777,237 in Romania and $122,666 in Germany, as compared to $772,429 in Italy, $1,450,008 in Romania and $0 in Germany for the nine months ended September 30, 2018.

	For the Nine Months Ended September 30,
Net Revenue, by Offtake Type	2019	2018
Feed in Tariff – (Government Mandated Contracts)	$1,519,727	$772,429
Green Certificates – (Energy subsidies)	522,957	658,183
Energy Offtake Agreements (with local utility companies)	254,280	791,825
Total	$2,296,964	$2,222,437

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Gross profit for the nine months ended September 30, 2019 was $1,733,185, compared to $1,144,004 for the nine months ended September 30, 2018. The resulting gross margin improved to 75.5% for the nine months ended September 30, 2019, from 51.5% for the same period last year. This reflects the higher margun revenue mix and addition of high margin income streams in the period. In January of 2019, we executed a new operations and maintenance agreement with Baywa, which lowered our operations and maintenance cost in Romania.

Selling, general and administrative expenses for the nine months ended September 30, 2019 were $2,978,418, an increase of $2,204,153, compared to $774,265 for the nine months ended September 30, 2018. The primary reason for the increase was the addition of executive manangement and a doubling of team members supporting our continued growth activities during the period, plus $73,703 of transaction costs relating to acquisitions that that are classed as expenses under US GAAP, stock compensation costs of $786,262 in addition to associated accounting and consulting fees of $659,015 related to our audits and Form 10 filings.

Depreciation and amortization for the nine months ended September 30, 2019 were $831,184, a increase of $289,870, compared to $541,314 for the nine months ended September 30, 2018. The increase is directly related to larger amount of assets now owned.

Operating loss for the nine months ended September 30, 2019 was $2,076,417, an increase of $1,553,119, compared to $523,298 for the nine months ended September 30, 2018, due primarily to the increased selling, general and administrative expenses in the period.

Interest expense for the nine months ended September 30, 2019 was $2,478,521, an increase of $1,490,878, compared to $987,643 for the nine months ended September 30, 2018. This increase is primarily due to short-term borrowings used to acquire the 4MW’s of Italian parks plus charges for warrants and banking fees related to these financings. ALTN expects to refinance this short term debt in Q4 2019 with project finance debt that will be amortized over twelve years at low cost interest expected to be circa 2.5% per annum.

Other income and expenses for the nine months ended September 30, 2019 totaled $3,951,845 in income, compared to $0 for the nine months ended September 30, 2018. For the nine months ended September 30, 2019, this consisted of a $4,084,821 gain on bargain purchase related to the Italian acquisitions in Q2 2019 reflecting the company purchasing these assets at below market value.

Net loss for the nine months ended September 30, 2019 was $603,093, a decrease of $907,848, compared to a net loss of $1,510,941 for the nine months ended September 30, 2018. The resulting EPS loss for the nine months ended September 30, 2019 was ($0.01) per diluted share, compared to an EPS loss of ($0.02) per diluted share for the nine months ended September 30, 2018.

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Adjusted EBITDA (a non-GAAP measurement) for the nine months ended September 30, 2019 was $3,566,577, an increase of $3,169,338 or 800% compared to $ 397,239 for the nine months ended September 30, 2018. This is due primarily to the bargain purchase gain on Italian asset acquisition offset against increased selling, general and administrative expenses and interest charges in the period.

	For the Nine Months Ended
	September 30, 2019	September30, 2018
Net (Loss)	$(603,093)	$(1,510,941)
Depreciation and amortization	831,184	541,314
Interest expense	2,478,521	987,643
EBITDA	2,706,612	18,016

Adjustments to EBITDA:
Stock based compensation	786,262	27,500
Acquistions cost not capitalized	73,703	-
Loss on disposal	-	351,723
Adjusted EBITDA	$3,566,577	$397,239

For additional information, please see the Company’s SEC Form 10-Q for its 3rd quarter of 2019 filed with the SEC at: http://www.sec.gov/cgi-bin/browse-edgar company=Alternus&owner=exclude&action=getcompany

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EXHIBIT 2

ALTERNUS ENERGY INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2019 AND DECEMBER 31, 2018
	September 30,	December 31,
	2019	2018
	(unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$822,639	$1,026,533
Accounts receivable	949,849	307,307
Other receivables, sale of asset	412,934	531,717
Unbilled energy incentives earned	61,771	164,687
Prepaid expenses and other current assets, short term portion	401,132	334,078
Taxes recoverable	535,140	178,995
Total Current Assets	3,183,465	2,543,317

Investment in Energy Property and Equipment, Net	23,205,969	14,739,767
Construction in Process	7,144,143	6,979,080

Prepaid expenses and other current assets, long term portion	482,849	-
Restricted cash for Italian acquisition	-	8,857,966
Total Assets	$34,016,426	$33,120,130

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$2,610,834	$1,696,200
Convertible and non-convertible promissory notes, current portion	13,779,018	14,510,204
Capital lease, current portion	81,387	85,325
Derivative liability	-	338,861
Taxes payable	50,766	27,450
Total Current Liabilities	16,522,005	16,658,040

Convertible and non-convertible promissory notes, net of current portion	10,388,120	10,320,240
Capital lease, net of current portion	924,139	1,032,453
Asset retirement obligation	140,779	75,031
Total Liabilities	27,975,043	28,085,765

Commitments and Contingencies
Shareholder’s Equity
Preferred Shares, $0.001 par value; 50,000,000 shares authorized, 5,000,000 issued and outstanding (Liquidation value of $5,000 as of September 30, 2019)	5,000	-
Common stock, $0.001 par value; 450,000,000 shares authorized, 82,892,601 and 110,726,725 shares issued and outstanding as of September 30, 2019 and December 31, 2018 respectively.	82,893	110,727
Additional paid in capital	15,387,308	13,164,601
Other comprehensive loss	(850,184)	(260,424)
Accumulated deficit	(8,583,634)	(7,980,539)
Total Shareholders' Equity	6,041,383	5,034,365
Total Liabilities and Shareholders' Equity	$34,016,426	$33,120,130

See accompanying notes to the unaudited condensed consolidated financial statements

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ALTERNUS ENERGY INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPETEMBER 30, 2019 AND 2018

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$993,005	$811,738	$2,296,964	$2,222,437
Cost of revenues	(245,193)	(374,409)	(563,779)	(1,078,433)
Gross Profit	747,812	437,329	1,733,185	1,144,004

Operating Expenses
Selling, general and administrative	926,514	225,330	2,978,418	774,265
Loss on disposal of investment in energy asset	-	351,723	-	351,723
Depreciation and amortization	344,980	152,079	831,184	541,314
Total Operating Expenses	1,271,494	729,132	3,809,602	1,667,302

Loss from Operations	(523,682)	(291,803)	(2,076,417)	(523,298)

Other income (expense)
Interest expense	(563,812)	(140,626)	(2,478,521)	(987,643)
Change in fair value of derivative liability	-	-	(132,976)	-
Gain on bargain purchase	(87,442)	-	4,084,821	-
Total other income (expense)	(651,254)	(140,626)	1,473,324	(987,643)
Net Loss before Provision for Income Taxes	(1,174,936)	(432,429)	(603,093)	(1,510,941)
Provision for Income Taxes	-	-	-	-
Net Loss	$(1,174,936)	$(432,429)	$(603,093)	$(1,510,941)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Weighted average shares outstanding:
Basic and diluted	94,216,514	71,726,725	108,370,612	71,600,361

Comprehensive loss:
Net loss	$(1,174,936)	$(432,429)	$(603,093)	$(1,510,941)
Unrealized gain (loss) on currency translation adjustment	(421,960)	59,450	(589,760)	(193,113)
Comprehensive Loss	$(1,596,896)	$(372,979)	$(1,192,853)	$(1,704,054)

See accompanying notes to the unaudited condensed consolidated financial statements

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ALTERNUS ENERGY INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018

	September 30, 2019	September 30, 2018
Cash Flows from Operating Activities:
Net loss	$(603,093)	$(1,510,941)

Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	831,184	541,314
Stock compensation costs	1,458,114	27,500
Amortization of debt discount	269,922	707,603
Change in fair value of derivative liability	132,976	-
Loss on sale of investment in energy asset	-	351,723
Gain on Bargain purchase	(4,084,821)	-
Changes in assets and liabilities, net of acquisition and disposals:
Accounts receivable and other short-term receivables	(650,496)	(579,803)
Accounts payable & accrued liabilities	1,142,599	46,862
Energy incentives earned not yet received	94,523	427,390
Vendor deposits & prepayments	(800,207)	(41,141)
Net Cash Used in Operating Activities	(2,209,300)	(29,493)

Cash Flows from Investing Activities:
Additions to construction in process	(284,301)	-
Cash used for investment in energy asset	-	(619,723)
Proceeds from sale of fixed assets	-	3,799,615
Acquisition of solar energy parks	(6,665,240)	-
Net Cash (Used In) Provided by Investing Activities	(6,949,541)	3,179,892

Cash Flows from Financing Activities:
Proceeds from debt, related parties	-	10,344
Payments of debt principal, related parties	(98,262)	-
Proceeds from debt, senior debt	13,618,477	1,380,009
Payments on debt principal, senior debt	(13,322,287)	(3,248,001)
Net proceeds from lines of credit	-	4,969
Payments on leased assets, principal	(61,782)	(50,888)
Restricted cash for future acquisitions	-	(745,561)
Net Cash Provided by (Used In) Financing Activities	136,146	(2,649,128)

Effect of exchange rate on cash	(39,165)	(2,024)

Net (decrease) increase in cash, cash equivalents and restricted cash	(9,061,860)	499,248
Cash, cash equivalents, and restricted cash beginning of the period	9,884,499	130,366
Cash, cash equivalents, and restricted cash end of the period	$822,639	$629,614

See accompanying notes to the unaudited condensed consolidated financial statements

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